*040105*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske | 20150572776-12 |
| Barbara K. Cegavske Secretary of State State of Nevada | Filing Date and Time: 12/31/2015 10:06 AM |
| | Entity Number: E0605272015-3 |

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | MON SPACE NET INC |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: Vcorp Services, LLC<br>Name<br>[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity<br>Street Address / City / Nevada / Zip Code<br>Mailing Address (if different from street address) / City / Nevada / Zip Code |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares *with par value:* 500,000,000   Par value per share: $ 0.001   Number of shares *without par value:* 0 |
| **4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) Low Koon Poh (Name)<br>100.3.041 129 Offices Block J Jaya 1 #72A (Street Address) / Selangor, Malaysia (City) / (State) / 46200 (Zip Code)<br>2) Willy Chan Foo Weng (Name)<br>100.3.041 129 Offices Block J Jaya 1 #72A (Street Address) / Selangor, Malaysia (City) / (State) / 46200 (Zip Code) |
| **5. Purpose:** (optional; required only if Benefit Corporation status selected) | *The purpose of the corporation shall be:*<br>**6. Benefit Corporation:** (see instructions) [ ] Yes |
| **7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | **I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.**<br>Farah Moiso (Name)   X [signature] **Incorporator Signature**<br>5670 Wilshire Blvd Suite 1530 (Address) / Los Angeles (City) / CA (State) / 90036 (Zip Code) |
| **8. Certificate of Acceptance of Appointment of Registered Agent:** | *I hereby accept appointment as Registered Agent for the above named Entity.*<br>X [signature]<br>**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**   12/31/2015 Date |

*This form must be accompanied by appropriate fees.*